              CHANGE-IN-CONTROL SEVERANCE AGREEMENT
                      WITH W. KENT HARDWICK


     This Change-in-Control Severance Agreement (the "Agreement") is entered into this 2nd day of October, 1997 (the "Effective Date") between W. Kent Hardwick ("Executive") and Sigma Circuits, Inc., a Delaware corporation (the "Company"). This Agreement is intended to provide Executive with the compensation and benefits described herein upon the occurrence of specific events following a change-in-control of the ownership of the Company.

     Certain capitalized terms used in this Agreement are defined in Article VII.

     The Company and Executive hereby agree as follows:


                              Article I
                     Employment by the Company

      I.1 Executive is currently employed as the Vice President of Sales and Marketing of the Company.

     I.2 This Agreement shall remain in full force and effect so long as Executive is employed by Company; provided, however, that the rights and obligations of the parties hereto contained in Articles III through VIII shall survive any termination for the longer of (i) twelve months following a Termination Event (as hereinafter defined) (the "Term") or (ii) such longer period provided for in this Agreement.

      I.3 The Company and Executive each agree and acknowledge that Executive is employed by the Company as an "at-will" employee and that either Executive or the Company has the right at any time to terminate Executive's employment with the Company, with or without cause or advance notice, for any reason or for no reason. The Company and Executive wish to set forth the compensation and benefits which Executive shall be entitled to receive in the event that Executive's employment with the Company terminates under the circumstances described in Article II of this Agreement.

      I.4 The duties and obligations of the Company to Executive under this Agreement shall be in consideration for Executive's past services to the Company, Executive's continued employment with the Company and Executive's execution of the general waiver and release described in Section 4.3.

                                Article II
                             Termination Events

     II.1 Involuntary Termination Following Change-in-Control.

            (a) In the event Executive's employment is involuntarily terminated at any time by the Company without Cause either at the time of or within thirteen (13) months following the occurrence of a Change-in-Control, such termination of employment will be a Termination Event and the Company shall pay Executive the compensation and benefits described in Article III.

           (b) In the event Executive's employment is either involuntarily terminated by the Company with Cause at any time, or is involuntarily terminated by the Company without Cause at any time other than either at the time of or within thirteen (13) months following the occurrence of a Change-in-Control, then such termination of employment will not be a Termination Event, Executive will not be entitled to receive any payments or benefits under the provisions of this Agreement, except as otherwise specifically set forth herein, and the Company will cease paying compensation or providing benefits to Executive as of Executive's termination date, except as otherwise provided by a written agreement between Executive and the Company.

     II.2 Voluntary Termination Following Change-in-Control.

          (a) Executive may voluntarily terminate his employment with the Company at any time. In the event Executive voluntarily terminates his employment for Good Reason either at the time of or within thirteen (13) months following the occurrence of a Change-in-Control, then such termination of employment will be a Termination Event and the Company shall pay Executive the compensation and benefits described in Article III.

          (b) In the event Executive voluntarily terminates his employment for any reason other than Good Reason, or Executive voluntarily terminates his employment for Good Reason at any time other than either at the time of or within thirteen (13) months following the occurrence of a Change-in-Control, or the Executive's employment terminates on account of either death or physical or mental disability, then such termination of employment will not be a Termination Event, Executive will not be entitled to receive any payments or benefits under the provisions of this Agreement, except as otherwise specifically set forth herein, and the Company will cease paying compensation or providing benefits to Executive as of the Executive's termination date. In the event that Executive's continued employment relationship changes in any manner at a time when an event constituting Good Reason has not occurred, such change in the continued employment relationship will not be a Termination Event, and Executive will not be entitled to receive any payments or benefits under the provisions of this Agreement as a result of such change.

                             Article III
                   Compensation and Benefits Payable

     III.1 Right to Benefits. If a Termination Event occurs, Executive shall be entitled to receive the benefits described in this Agreement subject to the restrictions and limitations set forth in Article IV. If a Termination Event does not occur, Executive shall not be entitled to receive any benefits described in this Agreement, except as otherwise specifically set forth herein.

     III.2 Salary Continuation. Upon the occurrence of a Termination Event, Executive shall receive salary continuation benefits in a total amount equal to thirteen (13) months of Executive's Base Salary, less any applicable withholding of federal, state or local taxes. Such salary continuation shall be paid in a single lump sum no later than thirty (30) days following the date of the Termination Event.

     III.3 Health Insurance Coverage. Following the occurrence of a Termination Event, to the extent permitted by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and by the Company's group health insurance policies, Executive and his covered dependents will be eligible to continue their health insurance benefits at their own expense, and later, to convert to an individual policy if they wish. If Executive elects COBRA continuation, the Company shall pay Executive and his covered dependents' COBRA continuation premiums for thirteen
(13) months following the date of the Termination Event, provided that the Company's obligation to make such payments shall cease immediately if Executive becomes eligible for other health insurance benefits at the expense of a new employer. Executive agrees to notify a duly authorized officer of the Company, in writing, immediately upon acceptance of any employment following the Termination Event which provides health insurance benefits.

      This Section 3.3 provides only for the Company's payment of COBRA continuation premiums for the periods specified above. This Section 3.3 is not intended to affect, nor does it affect, the rights of Executive, or Executive's covered dependents, under any applicable law with respect to health insurance continuation coverage.

      III.4 Stock Option Acceleration. Executive's stock options which are outstanding as of the date of the Termination Event (the "Stock Options") shall become fully vested and exercisable upon the occurrence of the Termination Event. The period of time during which the Stock Options shall remain exercisable, and all other terms and conditions of the Stock Options, shall be as specified in the relevant Stock Option agreements.

      3.5 Bonus. If a Termination Event occurs, Executive shall receive a bonus for the fiscal year in which the Termination Event occurs. The amount of the bonus shall be equal to the amount of the bonus the Executive would have been paid had the Executive continued his employment with the Company until the end of such fiscal year multiplied by a fraction in which (i) the numerator is the number of days from and including the first day of the fiscal year until and including the date of the
Termination Event, and (ii) the denominator is three hundred sixty-five (365). Such bonus shall be paid on the date Executive would have received the bonus if the Termination Event had not occurred during such fiscal year. Executive's rights to the payment provided in this Section 3.5 shall not be terminated by the application of Section 4.2 of this Agreement.

      3.6 Mitigation. Except as otherwise specifically provided herein, Executive shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or by retirement benefits after the date of the Termination Event, or otherwise.

                            Article IV
   Limitations And Conditions On Benefits; Amendment Of Agreement

      IV.1 Reduction in Payments and Benefits; Withholding Taxes. The benefits provided under this Agreement are in lieu of any other benefit provided under any group severance plan of the Company in effect at the time of a Termination Event. The Company shall withhold appropriate federal, state or local income and employment taxes from any payments hereunder.

     IV.2 Obligations of the Executive.

            (a) During the Term, Executive agrees not to personally solicit any of the Company's employees to become employed elsewhere or provide the names of such employees to any other company which Executive has reason to believe will solicit such employees.

           (b) Following the occurrence of a Termination Event, Executive agrees to continue to satisfy his obligations under the terms of the Company's standard form of Proprietary Information and Non-Disclosure Agreement previously executed by Executive (or any comparable agreement subsequently executed by Executive in substitution or supplement thereof). Executive's obligations under this subsection 4.2(b) shall not be limited to the Term.

     IV.3 Employee Agreement and Release Prior to Receipt of Benefits. Upon the occurrence of a Termination Event, and prior to the receipt of any benefits under this Agreement on account of the occurrence of a Termination Event, Executive shall, as of the date of a Termination Event, execute an employee agreement and release in the form attached hereto as Exhibit A. Such employee agreement and release shall specifically relate to all of Executive's rights and claims in existence at the time of such execution. It is understood that Executive has twenty-one (21) days to consider whether to execute such employee agreement and release and Executive may revoke such employee agreement and release within seven (7) business days after execution of such employee agreement and release. In the event Executive does not execute such employee agreement and release within the twenty-one
(21) day period, or if Executive revokes such employee agreement and release within the seven (7) business day period, no benefits shall be payable under this Agreement and this Agreement shall be null and void. Nothing in this Agreement shall limit the scope or time of applicability of such employee agreement and release once it is executed and not timely revoked.

     IV.4 Certain Reductions in Payments.

           (a) In the event that any payment received or to be received by Executive pursuant to this Agreement ("Payment") would (i) constitute a "parachute payment" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this subsection (a), be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then, subject to the provisions of subsection (b) hereof, such Payment shall be reduced, if at all, to the largest amount which Executive, in his discretion, determines would result in maximizing Executive's net proceeds with respect to such Payments (after taking into account the payment of any Excise Tax imposed on such Payment). The determination by Executive of any required reduction pursuant to this subsection (a) shall be conclusive and binding upon the Company. The Company shall reduce a Payment in accordance with this subsection (a) only upon written notice by Executive indicating the amount of such reduction, if any. If the Internal Revenue Service (the "IRS") determines that a Payment is subject to the Excise Tax, then subsection (b) hereof shall apply, and the enforcement of subsection (b) shall be the exclusive remedy to the Company for a failure by Executive to reduce the Payment so that no portion thereof is subject to the Excise Tax.

           (b) If, notwithstanding any reduction described in subsection (a) hereof (or in the absence of any such reduction), the IRS determines that Executive is liable for the Excise Tax as a result of the receipt of one or more Payments, then Executive shall be obligated to pay back to the Company, within 30 days after final IRS determination, an amount of such Payments equal to the "Repayment Amount." The Repayment Amount with respect to such Payments shall be the smallest such amount, if any, as shall be required to be paid to the Company so that Executive's net proceeds with respect to such Payments (after taking into account the payment of the Excise Tax imposed on such Payments) shall be maximized. Notwithstanding the foregoing, the Repayment Amount with respect to such Payments shall be zero if a Repayment Amount of more than zero would not eliminate the Excise Tax imposed on such Payments. If the Excise Tax is not eliminated pursuant to this subsection (b), Executive shall pay the Excise Tax.

      IV.5 Amendment or Termination of This Agreement. This Agreement may be changed or terminated only upon the mutual written consent of the Company and Executive. The written consent of the Company to a change or termination of this Agreement must be signed by the Company's Chief Executive Officer, after such change or termination has been approved by the Compensation Committee of the Company's Board of Directors.

                        Article V
          Other Rights And benefits Not Affected

     V.1 Nonexclusivity. Nothing in the Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company and for which Executive may otherwise qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any stock option or other agreements with the Company; provided, however, that in accordance with Section 4.1, any benefits provided hereunder shall be in lieu of any other severance payments to which Executive may otherwise be entitled, including without limitation, under any employment contract or severance plan. Except as otherwise expressly provided herein, amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the date of a Termination Event shall be payable in accordance with such plan, policy, practice or program.

      V.2 Employment Status. This Agreement does not constitute a contract of employment or impose on Executive any obligation to remain as an employee, or impose on the Company any obligation
(i) to retain Executive as an employee, (ii) to change the status of Executive as an at-will employee, or (iii) to change the Company's policies regarding termination of employment.

                           Article VI
                   Non-alienation Of Benefits

      No benefit hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void.


                              Article VII
                              Definitions

      For purposes of the Agreement, the following terms shall have the meanings set forth below:

     VII.1     "Agreement" means this Change-in-Control Severance
Agreement.

      VII.2 "Base Salary" means Executive's salary (excluding bonus, any other incentive or other payments and stock option exercises) paid by the Company in consideration for Executive's service during the thirteen (13) months ended on the date of occurrence of a Termination Event, which is includable in the gross income of Executive for federal income tax purposes or which would have been includable in gross income except for an election either under Section 125 or 402(e)(3) of the Code or under the terms of a nonqualified deferred compensation arrangement sponsored by the Company.

      VII.3 "Cause" means misconduct, including but not limited to: (i) conviction of any felony or any crime involving moral turpitude or dishonesty, (ii) participation in a fraud or act of dishonesty against the Company, (iii) conduct by Executive which based upon a good faith and reasonable factual investigation and determination by the Board of Directors of the Company demonstrates gross unfitness to serve, or
(iv) intentional, material violation by Executive of any contract between Executive and the Company or any statutory duty of Executive to the Company that is not corrected within thirty (30) days after written notice to Executive thereof. Physical or mental disability shall not constitute "Cause."

       VII.4 "Change-in-Control" means (i) a merger or consolidation in which the Company is not the surviving corporation, (ii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, (iii) a sale of all or substantially all of the Company's assets, (iv) any other capital reorganization in which the beneficial ownership of more than fifty percent (50%) of the shares of the Company entitled to vote changes, or (v) the acquisition by any person, entity or group (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any subsidiary of the Company) of the beneficial ownership, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power in the election of directors.

      VII.5 "Company" means Sigma Circuits, Inc., a Delaware corporation, and any successor thereto.

      VII.6 "Good Reason" means (i) reduction of Executive's rate of compensation as in effect immediately prior to the Effective Date of this Agreement or in effect immediately prior to the occurrence of a Change-in-Control event, whichever is greater, (ii) failure to provide a package of welfare benefit plans which, taken as a whole, provides substantially similar benefits to those in which the Executive is entitled to participate immediately prior to the occurrence of the Termination Event (except that employee contributions may be raised to the extent of any cost increases imposed by third parties) or any action by the Company which would adversely affect Executive's participation or reduce Executive's benefits under any of such plans, (iii) change in Executive's responsibilities, authority, title or office resulting in diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith which is remedied by the Company promptly after notice thereof is given by Executive, (iv) request that Executive relocate to a worksite that is more than 35 miles from his prior worksite, unless Executive accepts such relocation opportunity, (v) material reduction in Executive's duties, (vi) failure or refusal of a successor to the Company to assume the Company's obligations under this Agreement, as provided in Section 8.7, or
(vii) material breach by the Company or any successor to the Company of any of the material provisions of this Agreement.

       VII.7 "Termination Event" means an involuntary termination of employment described in Section 2.1(a) or a voluntary termination of employment described in Section 2.2(a). No other event shall be a Termination Event for purposes of this Agreement.

                          Article VIII
                        General Provisions

      VIII.1 Notices. Any notices provided hereunder must be in writing and such notices or any other written communication shall be deemed effective upon the earlier of personal delivery (including personal delivery by telex or facsimile) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed in the Company's payroll records. Any payments made by the Company to Executive under the terms of this Agreement shall be delivered to Executive either in person or at his address as listed in the Company's payroll records.

      VIII.2 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

      VIII.3 Waiver. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

      VIII.4 Complete Agreement. This Agreement, including Exhibits A and B, constitutes the entire agreement between Executive and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein.

      VIII.5    Counterparts.  This Agreement may be executed  in
separate  counterparts,  any  one  of  which  need  not   contain
signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

      VIII.6     Headings.   The headings  of  the  Articles  and
Sections hereof are inserted for convenience only and shall neither be deemed to constitute a part hereof nor to affect the meaning thereof.

       VIII.7 Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not delegate any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which consent shall not be withheld unreasonably.

      VIII.8 Attorney Fees. If either party hereto brings any action to enforce his or its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys' fees and costs incurred in connection with such action.

      VIII.9 Arbitration. In order to ensure rapid and economical resolution of any dispute which may arise under this Agreement, Executive and the Company agree that any and all disputes or controversies, arising from or regarding the interpretation, performance, enforcement or termination of this Agreement shall be resolved by final and binding arbitration under the procedures set forth in the Arbitration Procedure attached hereto as Exhibit B and the then existing Judicial
Arbitration and Mediation Services Rules, Inc. ("JAMS") of Practice and Procedure or the rules of practice and procedure of any successor entity to JAMS (except insofar as they are inconsistent with the procedures set forth in the enclosed Arbitration Procedure). BY ENTERING INTO THIS AGREEMENT, THE COMPANY AND EXECUTIVE ACKNOWLEDGE THAT THEY ARE WAIVING THEIR RIGHT TO JURY TRIAL OF ANY DISPUTE COVERED BY THIS AGREEMENT.

      VIII.10 Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California.

      VIII.11 Non-Publication. The parties mutually agree not to disclose publicly the terms of this Agreement except to the extent that disclosure is mandated by applicable law.

      VIII.12 Construction of Plan. In the event of a conflict between the text of the Agreement and any summary, description or other information regarding the Agreement, the text of the Agreement shall control.

     In Witness Whereof, the parties have executed this Agreement on the day and year written above.

Sigma Circuits, Inc.,                   W. Kent Hardwick
a Delaware corporation


By:     /s/ Philip S. Bushnell           /s/ W. Kent Hardwick

Name:   Philip S. Bushnell

Title:  Senior Vice President,
        Finance and Administration
        and Chief Financial Officer




Exhibit A:  Employee Agreement and Release
Exhibit B:  Arbitration Procedure

                             Exhibit A

                  Employee Agreement and Release

      I understand and agree completely to the terms set forth in the foregoing agreement.

      I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

      Except as otherwise set forth in this Agreement, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the Effective Date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to the Company's Indemnification Agreement.

      I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise after the Effective Date of this Agreement; (B) I have the right to consult with an attorney prior to executing this
Agreement; (C) I have twenty-one (21) days to consider this Agreement (although I may choose to voluntarily execute this Agreement earlier); (D) I have seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (E) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by me, provided that the Company has also executed this Agreement by that date ("Effective Date").

                              By: /s/ W. Kent Hardwick
                                  W. Kent Hardwick

                              Date:

                               Exhibit B

                          Arbitration Procedure

      1. The parties agree that any dispute that arises in connection with this Agreement or the termination of this Agreement shall be resolved by binding arbitration in the manner described below.

     2. A party intending to seek resolution of any dispute under the Agreement by arbitration shall provide a written demand for arbitration to the other party, which demand shall contain a brief statement of the issues to be resolved.

     3. The arbitration shall be conducted in Santa Clara County, California, by a mutually acceptable retired judge from the panel of Judicial Arbitration and Mediation Services, Inc. or any entity performing the same type of services that succeeds to its business ("JAMS"). At the request of either party, arbitration proceedings will be conducted in the utmost secrecy and, in such case, all documents, testimony and records shall be received, heard and maintained by the arbitrator in secrecy under seal, available for inspection only by the parties to the arbitration, their respective attorneys, and their respective expert consultants or witnesses who shall agree, in advance and in writing, to receive all such information confidentially and to maintain such information in secrecy, and make no use of such information except for the purposes of the arbitration, unless compelled by legal process.

      4. The arbitrator is required to disclose any circumstances that might preclude the arbitrator from rendering an objective and impartial determination. In the event the parties cannot mutually agree upon the selection of a JAMS arbitrator, the President of JAMS shall designate the arbitrator.

      5. The party demanding arbitration shall promptly request that JAMS conduct a scheduling conference within fifteen (15) days of the date of that party's written demand for arbitration or on the first available date thereafter on the arbitrator's calendar. The arbitration hearing shall be held within thirty (30) days after the scheduling conference or on the first available date thereafter on the arbitrator's calendar. Nothing in this paragraph shall prevent a party from at any time seeking temporary equitable relief, from JAMS or any court of competent jurisdiction, to prevent irreparable harm pending the resolution of the arbitration.

     6. Discovery shall be conducted as follows: (a) prior to the arbitration any party may make a written demand for lists of the witnesses  to be called and the documents to be introduced  at  the hearing; (b) the lists must be served within fifteen days of the date of receipt of the demand, or one day prior to the arbitration, whichever is earlier; and (c) each party may take no more than two depositions (pursuant to the procedures set forth in the California Code of Civil Procedure) with a maximum of five hours of examination time per deposition, and no other form of pre-arbitration discovery shall be permitted.

      7. It is the intent of the parties that the Federal Arbitration Act ("FAA") shall apply to the enforcement of this provision unless it is held inapplicable by a court with jurisdiction over the dispute, in which event the California Arbitration Act ("CAA") shall apply.

      8. The arbitrator shall apply California law, including the California Evidence Code, and shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a preliminary injunction, a permanent injunction, or replevin of Company property. The arbitrator shall also be able to award actual, general or consequential damages, but shall not award any other form of damage (e.g., punitive damages).

      9. Each party shall pay its pro rata share of the arbitrator's fees and expenses, in addition to other expenses of the arbitration approved by the arbitrator, pending the resolution of the arbitration. The arbitrator shall have authority to award the payment of such fees and expenses to the prevailing party, as appropriate in the discretion of the arbitrator. Except as provided in the Change-in-Control Severance Agreement, each party shall pay its own attorneys' fees, witness fees and other expenses incurred for its own benefit.

     10. The arbitrator shall render a written award setting forth the reasons for his or her decision. The decree or judgment of an award rendered by the arbitrator may be entered and enforced in any court having jurisdiction over the parties. The award of the arbitrator shall be final and binding upon the parties without appeal or review except as permitted by the FAA, or if the FAA is not applicable, as permitted by the CAA.